Finance of America Receives Continued Listing Standard Notice from the NYSE

Plano, Texas (February 16, 2024): The New York Stock Exchange (the “NYSE”) requires that companies with shares listed on the NYSE comply with the NYSE’s continued listed standards. The NYSE’s continued listing standards include the requirement set forth in Section 802.01C of the NYSE Listed Company Manual that the average closing price of a security is not less than $1.00 over a consecutive 30 trading-day period. If the average closing price of a security is less than $1.00 over a consecutive 30 trading-day period, then Section 802.01C of the NYSE Listed Company Manual provides for a six month cure period to regain compliance. Compliance can be achieved if on the last trading day of any calendar month during the cure period (or the last trading day of the cure period), the security has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the prior 30 trading-day period. Further, if a company determines that, if necessary, it will cure the price condition by taking an action that will require approval of its shareholders, it must so inform the NYSE, obtain the shareholder approval by no later than its next annual meeting and implement the action promptly thereafter. In such circumstances, the price condition will be deemed cured if the price of the security promptly exceeds $1.00 per share and the price remains above the level for at least the following 30 trading days.

On February 12, 2024, Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA) received a notice (the “Notice”) from the NYSE, indicating the Company is not in compliance with Section 802.01C of the NYSE Listed Company Manual because as of February 9, 2024, the average closing price of the Company’s Class A Common Stock was less than $1.00 over a consecutive 30 trading-day period. The Notice has no immediate effect on the listing of the Class A Common Stock on the NYSE, subject to the Company’s compliance with the NYSE’s other continued listing requirements. Furthermore, the Notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission (the “SEC”).

Finance of America plans to notify the NYSE within ten business days of its receipt of the Notice that it intends to bring the Company into compliance with this listing standard within the six month cure period. Finance of America intends to remain listed on the NYSE and is considering all available options to regain compliance with the NYSE’s continued listing standards.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s ability to regain compliance with the NYSE’s continued listing standards. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements are subject to risks, uncertainties, assumptions, and other important factors. Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements can be found in the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. Finance of America assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:
For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com